Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2006 on the consolidated financial statements of Connected Media Technologies, Inc. for the years ended December 31, 2005 and 2004 and for the period from July 19, 2001 (inception) to December 31, 2005, included herein on the registration statement of Connected Media Technologies, Inc. on Form SB-2 and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

August 28, 2006